UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 6, 2006

The Rowe Companies

(exact name of registrant as specified in its charter)

Nevada	1-10226	54-0458563
State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)

1650 Tysons Blvd, Suite 710, McLean, Virginia 22102

(Address of principal executive offices Zip Code)

Registrant’s telephone number, including area code: 703-847-8670

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Item 2.05 Costs Associated With Exit or Disposal Activities

The following information is filed under Items 1.01 and 2.05 of Form 8-K:

On April 11, 2006, in connection with a cost reduction restructuring plan, The Rowe Companies (the “Company”) and Gerald M. Birnbach, Chairman and President of the Company, entered into an amendment of Mr. Birnbach’s employment agreement with the Company. As described below, the amendment significantly reduces Mr. Birnbach’s salary and severance benefits.

Effective as of April 1, 2006, Mr. Birnbach’s base annual salary was reduced by 50% from $939,924 (his “Old Base Salary”) to $469,964. If the Company achieves consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”) of at least $5 million for a consecutive six month period, Mr. Birnbach’s base annual salary will be increased to $704,946. The Company currently does not have positive EBITDA on a consolidated basis. The automatic cost of living increase provision for Mr. Birnbach’s base salary was eliminated by the amendment.

The amendment eliminated Mr. Birnbach’s change in control severance benefits, which were comprised of (1) a lump sum cash payment equal to 299% of his “base amount,” as determined under Section 280G of the Internal Revenue Code of 1986, as amended, and (2) if Mr. Birnbach’s termination were involuntary (excluding death or total disability) or by him for “good reason” (defined as the occurrence of certain diminutions of or interferences with his duties, responsibilities or benefits without his consent), a monthly payment for the lesser of two years or the remaining term of the agreement, equal to one-twelfth of his base annual salary, adjusted for cost of living increases, plus one twelfth of his average annual cash bonus and cash incentive compensation for the two fiscal years prior to the change in control, reduced by the amount of income earned by him from working for another employer.

The amendment also eliminated a benefit to be provided to Mr. Birnbach’s estate if, prior to a change in control of the Company, he died while employed by the Company. The death benefit consisted of a lump sum payment equal to his base salary that he would have received had he continued to be employed by the Company for the lesser of 18 months or the balance of the employment agreement term. The amendment does not affect the right under the employment agreement of Mr. Birnbach’s surviving spouse to continue to receive health benefits for life at the sole cost of the Company and, as was the case before the amendment, any unvested benefits provided to Mr. Birnbach under any employee welfare benefit or pension benefit plan will immediately vest.

Prior to the amendment, the employment agreement provided that if, other than in connection with or following a change in control of the Company, Mr. Birnbach terminated his employment for good reason or the Company terminated his employment without cause (other than total disability or death), then he (or his estate) would continue to receive his base salary, adjusted for cost of living increases, for the remaining term of the agreement. As amended, the employment agreement provides that if Mr. Birnbach is involuntarily terminated (other than due to death or total disability or for cause) or terminates his employment for good reason, whether prior to, in connection with or after a change in control, then he (or his estate) will receive a severance, paid monthly, of one and one-half weeks’ pay

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for each full year of employment with the Company (currently 50 years) based upon his Old Base Salary, not to exceed the amount of his Old Base Salary for the lesser of 18 months or the number of months remaining under the term of the agreement. In addition, as was the case before the amendment, Mr. Birnbach and his spouse will be entitled to continued health benefits for life at the sole cost of the Company and any unvested benefits provided to Mr. Birnbach under any employee welfare benefit or pension benefit plan will immediately vest.

Prior to the amendment, the employment agreement provided that if Mr. Birnbach’s employment were terminated before a change in control of the Company due to total disability, he would be entitled to partial salary continuation through the remaining term of the agreement, the immediate vesting of any unvested benefits under any employee welfare benefit or pension benefit plan, and continued health benefits for life at the sole cost of the Company for himself and his spouse. The amendment provides that these provisions will apply regardless of whether such termination occurs before or after a change in control.

A copy of the amendment to Mr. Birnbach’s employment agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

The Company began implementing its cost cutting restructuring plan in the second quarter of fiscal 2006 in response to an anticipated decline in sales in its manufacturing segment. The restructuring plan includes the elimination of approximately 200 manufacturing positions, for which the Company expects to incur cash severance costs of approximately $222,000. Approximately $203,000 of the estimated total severance costs relate to positions eliminated by the Company on April 6, 2006. The restructuring plan also includes the renegotiation of certain raw material pricing arrangements and various changes in the manufacturing process to reduce waste and otherwise improve efficiency. These initiatives are expected to result in annualized savings of approximately $9.6 million, net of the estimated severance costs stated above. This recent headcount reduction follows the reductions taken in October 2005 and January 2006, which are expected to result in additional annualized savings of approximately $2.8 million, for total expected annualized savings of approximately $12.4 million.

Forward-Looking Statements

When used in this Current Report on Form 8-K and in other filings with the Securities and Exchange Commission, in press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions, as well as the use of future dates, are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements. Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: the possibility that the costs of the Company’s restructuring efforts described in this report will be greater than anticipated and that the Company will not realize its anticipated cost savings; the possibility that the Company will be unable to obtain additional debt or equity financing on terms acceptable to it within the time frames needed;

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changes from anticipated levels of sales, whether due to future national or regional economic and competitive conditions, customer acceptance of existing and new products, or otherwise; pending or future litigation; pricing pressures due to excess capacity; raw material cost increases; transportation cost increases; the inability of a major customer to meet its obligations; loss of significant customers in connection with a merger, acquisition, redisposition, bankruptcy or otherwise; actions of current or new competitors; increased advertising costs associated with promotional efforts; change of tax rates; change of interest rates; future business decisions and other uncertainties, all of which are difficult to predict and many of which are beyond the control of the Company. Additional risks are described in the Company’s annual and quarterly filings with the Securities and Exchange Commission.

The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment dated April 11, 2006 to Employment Agreement between The Rowe Companies and Gerald M. Birnbach

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ROWE COMPANIES Registrant

Date: April 12, 2006	/s/ Garry W. Angle
Garry W. Angle Vice President-Treasurer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment dated April 11, 2006 to Employment Agreement between The Rowe Companies and Gerald M. Birnbach

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